EXHIBIT 10.3

FIRST AMENDMENT TO

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

     THIS FIRST AMENDMENT (this “Amendment”) to the Engineering, Procurement and Construction Agreement dated as of August 31, 2008 (the “Agreement”) by and between RASER TECHNOLOGIES, INC. (“Contractor”) and THERMO NO. 1 BE-01, LLC, a Delaware limited liability company (“Owner”), is made and entered on the 4th day of December, 2009.

W I T N E S S E T H:

     WHEREAS, in connection with the Project, Contractor and Owner entered into the Agreement;

     WHEREAS, Contractor and Owner desire to amend certain terms and conditions of the Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Defined Terms. Any capitalized term used in this Amendment but not otherwise defined or amended in this Amendment shall have the meaning ascribed to such term in the Agreement.

Section 2.

Amendments to Agreement.

2.1	A new Section 2.7 is added to the Agreement that reads as follows:

"Budget. Contractor will (i) execute its duties in accordance with the assumptions in the Completion Plan Budget (a copy, delivered on September 7, 2009 and updated on November 2, 2009, is attached hereto as Schedule E) and (ii) deliver to the Lenders and MLE together with weekly updates regarding the Completion Plan, a written update of such budget and, upon request of either the Lenders or MLE, discuss the updates of the Completion Plan Budget and related matters with the Lenders or MLE. MLE shall have no remedies against the Company or the Contractor based on a failure of Contractor to comply with this provision."

2.2	The following is added to follow Section 5.4.2 of the Agreement:

“Section 5.4.3 Redemption Agreement Waiver and Release. Notwithstanding any other requirement in this Section 5.4 or Section 6.2.1.7, Contractor (and any Affiliate of Contractor) releases and waives, as of the Redemption Date, any notice of lien or right under Utah Code Ann., Title 38, Chapter 1, Mechanics'
Liens, or any other bond right under Utah Code Ann., Title 14,
Contractors' Bonds, or Section 63-56-504 related to payment rights that Contractor (or such Affiliate) has as of the Redemption Date
(or may obtain at any time from the Redemption Date through the date on which all amounts payable under the Redemption Note, the
Raser Note and the Credit Agreement are paid in full) with respect to Work performed or Equipment and Materials that have been or will be integrated or incorporated with or into the Facility.”
	2.3	Section 5.4.3 of the Agreement is renumbered as Section 5.4.4.

	2.4	Section 6.2.5 of the Agreement is amended by adding the following at the end of such Section:

“The Punch-list shall include the Completion Plan and the
Completion Plan Budget. Implementation of the Wellfield
Completion Plan shall be completed not later than December 15,
2009, and implementation of the Balance of Plant Completion Plan shall be completed not later than February 1, 2010.”
	2.5	Section 6.4.1.2 of the Agreement is deleted in its entirety and replaced as follows:

“Contractor shall pay to Owner the Buy-Down Liquidated Damages as determined pursuant to such recalculation of the Equity Base Case Model;
provided, that the amount payable pursuant to this Section 6.4.1.2 shall be reduced, on a dollar-for-dollar basis by, without duplication, the amount of (in order of priority) of (i) liquidated damages that are actually or constructively received by Owner in connection with any "Mechanical Completion Delay
Penalties" or "Performance Penalties" under the UTC Purchase Contract, or the amount of liquidated damages that are constructively received by Owner in the form of an offset to or reduction in amounts that would otherwise be due and payable pursuant to the UTC Purchase Contract by the date on which Buy-Down
Liquidated Damages are payable by Contractor pursuant to this Section 6.4.1.2,
(ii) the amount of proceeds received from the Cash Grant minus $3,785,165
(provided that such amount shall not be less than $0) and (iii) all other amounts then on deposit in the Development Account (including, but not limited to, funds deposited from the Drilling Account and the Construction Account); provided, further, that, for the avoidance of doubt, the foregoing reductions shall not otherwise affect the amount determined to be the Buy-Down Liquidated Damages for any purpose under the Operative Documents;”

	2.6	Section 6.4.1.3 of the Agreement is deleted in its entirety and replaced as follows:

“6.4.1.3 Facility Substantial Completion shall be deemed to occur for all purposes under this Section 6.4 upon actual receipt or constructive receipt by Owner of such Buy-Down Liquidated
Damages. For avoidance of doubt, if Buy-Down Liquidated

Damages are received by the Owner and paid to the Lenders in the full amount of the Buy-Down CA Redemption Amount or if Buy-Down Liquidated Damages, as determined pursuant to such recalculation of the Equity Base Case Model under Section 6.4.2 are equal to zero, Facility Substantial Completion shall be deemed to occur for all purposes under this Section 6.4.”

2.7 A new Section 14.1.5 is hereby added to the Agreement that reads as follows:

"Completion Plan. Contractor represents and warrants that the items contained in the budget provided in connection with the Completion Plan are good faith estimates.

Section 3. Schedules.

     3.1 Schedule E to the Agreement is hereby deleted in its entirety and is replaced with the Schedule E attached to this Amendment.

     3.2 Schedule F to the Agreement is hereby deleted in its entirety and is replaced with the Schedule F attached to this Amendment.

Section 4. Confirmation. Except as specifically modified by this

Amendment, the terms and provisions of the Agreement are hereby ratified and confirmed and remain in full force and effect. From and after the date hereof, all references to the Agreement shall be reference to the Agreement as amended hereby.

     Section 5. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of shall in all respects be governed by and construed in accordance with the laws the State of New York, without giving effect to any choice of law rules thereof which may permit or require the application of the laws of another jurisdiction. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York in the county of New York or of the United States of America in the Southern District of New York and hereby waive, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue in an such action or proceeding in any such court.

     Section 6. Further Assurances. In connection with this Amendment and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably required or useful to carry out the intent and purpose of this Amendment and as are not inconsistent with the terms hereof.

     Section 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

     Section 8. Joint Efforts. To the full extent permitted by Applicable Laws, neither this Amendment nor any ambiguity or uncertainty in this Amendment will be construed against any of the parties hereto, whether under any rule of construction or otherwise. On the contrary, this Amendment has been prepared by the joint efforts of the respective attorneys for, and has been reviewed by, each of the Parties hereto.

[Signatures on Next Page]

     IN WITNESS WHEREOF, each party has caused this First Amendment to the Engineering, Procurement and Construction Agreement to be executed on its behalf as of the date first written above.

THERMO NO. 1	BE-01, LLC
By:	Intermountain Renewable Power, LLC
Its:	Managing Member

By: /s/ Richard D. Clayton Name: Richard D. Clayton Title: Member RASER TECHNOLOGIES, INC.

By: /s/ Richard D. Clayton Name: Richard D. Clayton Title: Principal Executive Officer

Schedule E

Completion Plan Budget

Schedule F

Completion Plan